EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Illinois Superconductor Corporation and in the related prospectuses of our report, dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

Commission File No.

Form S-3	Form S-8

333-45406	333-39342

333-46658	333-06003

333-59344	333-88716

333-53646	333-49268

333-53338

333-56601

333-41731

333-36089

333-29797

333-02846

/s/ Ernst & Young LLP

Chicago, Illinois
April 30, 2001